Exhibit 99.1

IMMEDIATE RELEASE

POOL CORPORATION ANNOUNCES
ADDITIONAL AUTHORIZATION UNDER SHARE REPURCHASE PROGRAM
AND QUARTERLY CASH DIVIDEND
______________________

COVINGTON, LA. (February 26, 2016) - Pool Corporation (NASDAQ/GSM:POOL) announced today that its Board of Directors has authorized an additional $150.0 million under its existing share repurchase program for the purchase of the Company’s stock in the open market at prevailing market prices or in privately negotiated transactions.

The Company also announced that the Board has declared a quarterly cash dividend of $0.26 per share. The dividend is payable on March 30, 2016 to stockholders of record on March 16, 2016.

Pool Corporation is the largest wholesale distributor of swimming pool and related backyard products. Currently, POOLCORP operates 336 sales centers in North America, Europe, South America and Australia through which it distributes more than 160,000 national brand and private label products to roughly 100,000 wholesale customers. For more information about POOLCORP, please visit www.poolcorp.com.

CONTACT:
Craig K. Hubbard
985.801.5117
craig.hubbard@poolcorp.com